                                                                    EXHIBIT 10.2




            EXCLUSIVE LEASE REPRESENTATIVE AND DISTRIBUTOR AGREEMENT



     THIS EXCLUSIVE LEASE REPRESENTATIVE AND DISTRIBUTOR AGREEMENT (the "Agreement") is entered into on this 30th day of October, 1997 (the "Effective Date") between Mitcham Industries, Inc., a Texas corporation ("Mitcham"), and StrucTec Systems, L.,L.,C., a limited liability company ("StrucTec"), which parties agree as follows:

     INTRODUCTION. StrucTec manufactures and distributes the equipment listed on SCHEDULE I ("Products") and the parts listed on SCHEDULE I ("Parts") to customers in the oil and gas industry. Mitcham leases and sells seismic equipment to companies in the oil and gas industry. StrucTec now wants to appoint Mitcham the exclusive lease representative of the Products and distributor of the Products and Parts and Mitcham wants to accept such appointments. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged for all purposes, Mitcham and StrucTec agree to the terms set forth herein.

     1. APPOINTMENT AS EXCLUSIVE LEASE REPRESENTATIVE OF PRODUCTS AND DISTRIBUTOR OF PRODUCTS AND PARTS. StrucTec hereby appoints Mitcham as the exclusive representative for StrucTec to Lease the Products throughout the world (the "Territory") and Mitcham accepts such appointment. A "Lease" or "Leasing" means a short-term or long-term lease of Products in the Territory during the Term (as defined in Section 9), and may include lease/purchases with special financing. StrucTec hereby also appoints Mitcham as the distributor for StrucTec to sell the Products and Parts in the Territory and Mitcham accepts such appointment. Except as set forth in Section 3 below, StrucTec shall not recommend or suggest any competitor of Mitcham or any other third party as a source from which Products may be Leased or sold or appoint any other lease representative for the Products or distributor for the Products and Parts in the Territory; provided, however, that StrucTec shall have the right to continue to sell Products and Parts to equipment manufacturers (any OEM) and Mitcham is prohibited from selling or soliciting the sale of Products and Parts to the Manufacturers and the Veritas Jackson Office. During the Term of this Agreement, Mitcham will actively promote and solicit the Leasing and sale of the Products and Parts.

     2. PURCHASE OF PRODUCTS AND PARTS FROM STRUCTEC. Subject to the other provisions of this Agreement, Mitcham agrees that it will purchase from StrucTec, and StrucTec agrees that it will sell to Mitcham such Products and Parts as Mitcham determines it requires to fulfill its obligations hereunder. StrucTec shall sell to Mitcham such of the Products and Parts as Mitcham shall order valued after giving effect to the discount(s) set forth on SCHEDULE I. Mitcham shall receive the applicable discounts set forth on SCHEDULE I attached hereto with regard to the Products and Parts ordered by Mitcham in each order. The parties agree that such discounts shall remain in effect throughout the Term regardless of price changes; provided however, that StrucTec agrees to give Mitcham 30 days' prior written notice of all price changes on Products and Parts.


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     3.   DISCRETION TO LEASE OR SELL IN CERTAIN INSTANCES. Michigan shall have discretion to accept or reject any potential customer of Products or Parts, as a result of (a) possessing an insufficient amount of the Products or Parts for Lease or sale to such third party, (b) reasonably apparent credit risk or any other reasonable business-related factor, or (c) inability to reach agreement on the terms of such Lease or sale. Mitcham shall be deemed to have rejected such a potential customer third party as a result of inability to agree on the terms of a Lease or sale if Mitcham and the third party are not able to reach an agreement on such terms within five business days of such third party's first contact with Mitcham and with regard to the same.

     4. PRICING OF PRODUCTS. Neither StrucTec nor Mitcham may require that the other charge any specific price or follow any pricing guidelines or establish or require any other specific or general term with regard to the Leasing or sale of any of the Products, or the provision of any other good or service by either of them. Notwithstanding the foregoing, Mitcham shall use its reasonable best efforts to have a reasonable quantity of the Products available for lease at prices which Mitcham believes reflects the supply of and demand for the Products, based upon market conditions and forecasted sales.

     5.   WARRANTY ON PRODUCTS AND PARTS.

          5.1. StrucTec warrants to Mitcham all of the Products and Parts sold by StrucTec to Mitcham as per StrucTec's current standard warranty terms attached hereto as SCHEDULE 5.1. Such warranty shall be assignable by Mitcham to any customer, including Lease customers that subsequently buy the Products, during the period covered by the warranty, StrucTec shall perform all services and repairs on Products and Parts under warranty at no cost to Mitcham or its customers.

          5.2. The warranty period shall begin from and after the date of first use of the Products or Parts by a lease customer, but only on the condition that such use or installation is made within 30 days from the date such Product or Parts is received by Mitcham.

          5.3. Mitcham has no authority whatsoever, express or implied, to make warranties other than those provided for herein without prior written permission from StrucTec.

     6. TESTING OF PRODUCTS: REPAIRS. Mitcham shall first endeavor to perform standard maintenance checks of battery packs that are included in the Products after the termination of a Lease or as otherwise needed, to determine when repairs are necessary, but may in some cases request that StrucTec perform its standard maintenance check of Products. In the case of buoys that are included in the Products, StrucTec will perform its standard maintenance check of such Products and inform Mitcham of any necessary repairs. Mitcham shall pay $25 for each of the Products checked by StrucTec, as well as labor costs at a rate of $45 per hour for StrucTec's repair of any Products that are not covered by StrucTec's standard warranty, and any reasonable and ordinary freight incurred by StrucTec with regard to such Products. After such maintenance


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check and any needed repairs, StrucTec shall ship such Products to Mitcham at
Mitcham's expense to a location designated by Mitcham.

     7.   PURCHASE ORDER ACCEPTANCE AND PAYMENT.

          7.1. Mitcham shall confirm with StrucTec all relevant delivery information before it submits to StrucTec a purchase order for any of the Products.

          7.2. StrucTec shall have the right to reject, in whole or in part, any purchase order from Mitcham.

          7.3. All sales by StrucTec to Mitcham shall be payable in U.S. dollars on an open 30 day account, said account period to be determined from the date of shipment from StrucTec.

     8. ADVERTISING; TRADE SHOWS. To actively promote and solicit the Leasing and sale of Products, Mitcham agrees to include the Products by description or illustration, including the use of photographs, in such of its advertisements in trade and industry publications as it deems appropriate. Mitcham further agrees to represent the Products at trade shows, including SEG and others, subject to StrucTec's obligation to provide Product samples and demonstration units at StrucTec's actual cost. Mitcham shall obtain StrucTec's prior approval of all such advertisements and promotional materials.

     9. TERM OF AGREEMENT. Unless sooner terminated under Section 16 hereof, this Agreement shall be effective for a period of two years from and after the Effective Date (the "Term").

     10. RIGHTS TO USE NAME. Mitcham shall have the right during the Term of this Agreement to (a) identify itself as the exclusive lease representative and distributor of the Products, and (b) use all StrucTec trademarks and tradenames related to the Products that Mitcham Leases or sells to third parties in advertisements and sales and promotional materials; provided, however, all such StrucTec trademarks and tradenames related to the Products are and shall remain the sole and exclusive property of StrucTec, and Mitcham shall have no rights therein other than as specifically set forth in this Agreement.

     11. RELATIONSHIP OF THE PARTIES; NO AGENCY. Neither Mitcham nor StrucTec shall have any authority to control, act for or obligate the other in any way, except as set forth herein. This Agreement shall not be construed as creating an agency, partnership or joint venture between Mitcham and StrucTec. Neither Mitcham nor StrucTec (or any of their employees or representatives) shall be construed as an agent of the other.

     12. INDEMNITY. StrucTec and Mitcham hereby agree to the following indemnification obligations:


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          12.1 Mitcham shall indemnify and hold harmless StrucTec, its directors, officers, employees and affiliates (hereinafter the "StrucTec Indemnitees") against any and all liability, loss, damages, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorneys fees) incurred by any of the StrucTec Indemnitees as a result of any breach or violation by Mitcham or others acting on its behalf of any obligation, covenant, representation or warranty of Mitcham set forth in this Agreement.

          12.2 StrucTec shall indemnify and hold harmless Mitcham, its directors, officers, employees and affiliates (hereinafter the "Mitcham Indemnitees") against any and all liability, loss, damages, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorneys fees) incurred by any of the Mitcham Indemnitees (i) as a result of any breach or violation by StrucTec or others acting on its behalf of any obligation, covenant, representation or warranty of StrucTec set forth in this Agreement, (ii) for infringement or claim of infringement of any claimed patent rights relating to the Products, of (iii) that arise out of or are based upon losses, claims, damages or liabilities resulting from the design, manufacture, and/or operation of any Products, from the failure of any such Products to satisfy any warranties (whether expressed or implied, if any), or from any defect in the Products.

          12.3 Either party seeking indemnification hereunder shall notify the other party in writing of any legal action commenced against the StrucTec Indemnitees or the Mitcham Indemnitees, as the case may be, as soon as practicable. The Indemnity obligations of Mitcham and StrucTec shall survive the expiration or termination of this Agreement.

     13.  Notice.

          13.1 The addresses of Mitcham and StrucTec for purposes of giving any notice or other communication under this Agreement are as set forth below. Any such notice or communication shall be in writing and signed by an officer or authorized representative of Mitcham or StrucTec, as applicable. Any such notice or communication shall be deemed to have been given (i) immediately upon physical delivery to the addressee, and (ii) three days after such notice or communication has been deposited in the United States mail, addressed as set forth below, first-class postage prepaid, certified mail, return receipt requested.


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     Mitcham:  Mitcham Industries, Inc.
               P.O. Box 1175
               Huntsville, Texas 77342
               Attn: Billy F. Mitcham, Jr.
               Facsimile: (409) 295-1922

     StrucTec: StrucTec Systems, L.L.P.
               4751 St. Lawrence Dr.
               Friendswood, Texas 77546
               Attn: Greg Miller
               Facsimile: (281) 482-6039

     Notice may be served in any other manner, including telex, telecopy, telegram, etc., but shall be deemed delivered and effective as of the time of actual delivery.

          13.2. Mitcham and StrucTec represent and warrant to each other that the execution, delivery and performance of this Agreement have been authorized by all necessary corporate action, and that this Agreement is a valid and binding obligation of each of them. Mitcham and StrucTec represent and warrant to each other that, to the best of their knowledge, neither the execution and delivery of nor the performance of this Agreement will conflict with or result in a breach of any (i) law or of any regulation, order, writ, injunction, or decree of any court or government authority of any country or state in which this Agreement is to be performed, or (ii) any agreement to which either of them is a party.

          13.3. This Agreement represents the entire agreement between Mitcham and StrucTec with regard to the subject matter hereof, and may not be amended, modified or terminated except by a written document signed by duly authorized officers of Mitcham and StrucTec.

          13.4. This Agreement may not be assigned by either party hereto: except that Mitcham may assign its rights under this Agreement to any subsidiary or affiliate.

     14. CONFIDENTIAL INFORMATION. Mitcham agrees that it will maintain in strict confidence, and not disclose to any other person or firm except with the prior written permission of an authorized officer of StrucTec, any and all information received from StrucTec or prepared by Mitcham for StrucTec regarding prices, customer lists, business plans, strategies, forecasts, studies, reports and any other information which may be considered confidential or proprietary by StrucTec and which is not publicly available. The confidentiality obligation of Mitcham under this Section 14 shall survive the expiration or termination of this Agreement. If Mitcham receives a request to disclose all or any part of the confidential information under the terms of a subpoena or order issued by a court or by a governmental body. Mitcham agrees
(i) to notify StrucTec immediately of the existence, terms, and circumstances surrounding such request, (ii) to consult with StrucTec on the advisability of taking legally available steps to resist or narrow




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such request, and (iii) if disclosure of such information is required to prevent Mitcham from being held in contempt or subject to other penalty, to furnish only such portion of the information as its legal counsel advises Mitcham it is legally compelled to disclose.

     15. FORCE MAJEURE. All transactions under this Agreement and all purchase orders accepted hereunder are subject to modification or cancellation in the event of strikes, labor disputes, lock-outs, accidents, fires, delays in manufacturing or in transportation or delivery of materials, floods, severe weather or other acts of God, embargoes, governmental actions, or any other cause beyond the reasonable control of the party concerned, whether similar to or different from the causes above enumerated; and including any special, indirect, incidental, or consequential damages arising from StrucTec's delay in delivery or failure to deliver as a result of any such cause.

     16.  TERMINATION.  This Agreement may be terminated at any time:

          a.   by the mutual agreement of the parties;

          b. by either party upon giving a notice of termination to the other party if the other party fails to perform, observe or comply with any of its obligations or undertakings that are contained in this Agreement, and such failure has not been cured within fifteen (15) days after the terminating party has given a written notice specifying such failure to the other party; or

          c. by either party if the other party ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due or such fact is determined by judicial proceedings, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, rearrangement, composition, readjustment, liquidation, dissolution, or similar arrangement under any present or future statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceedings, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of, all or any substantial part of its assets or properties, or if it or the holders of its common stock shall take any action contemplating its dissolution or liquidation.

     17. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS. MITCHAM HEREBY IRREVOCABLY CONSENTS TO BE SUBJECT TO THE PERSONAL JURISDICTION OF ANY UNITED STATES, STATE OR LOCAL COURT SITTING IN HARRIS COUNTY, TEXAS, U.S.A. IN CONNECTION WITH ANY ACTION TO DETERMINE ANY DISPUTE ARISING UNDER THIS AGREEMENT OR TO ENFORCE THE PROVISIONS HEREOF. VENUE FOR ALL SUITS AND ACTIONS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE PROPER ONLY IN THE STATE AND FEDERAL COURTS SITTING IN HARRIS COUNTY, TEXAS. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE ASSERTION OF PERSONAL JURISDICTION BY SUCH COURTS OVER SUCH PARTY FOR THE LIMITED PURPOSES OF A SUIT ARISING IN CONNECTION WITH THIS AGREEMENT, BUT NEITHER SUCH PARTY WAIVES REQUIREMENT FOR SERVICE OF PROCESS IN THE MANNER PRESCRIBED BY LAW.


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     18.  MISCELLANEOUS.

          18.1 WAIVER. The failure of a party to insist upon strict performance of any provision of this Agreement shall not constitute a waiver of, or estoppel against asserting, the right to require performance in the future. A waiver or estoppel in any one instance shall not constitute a waiver or estoppel with respect to a later breach.

          18.2 SEVERABILITY. If any of the terms and conditions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed by reforming the particular offending provision held to be invalid so that it or they are valid and enforceable while remaining as faithful as possible to the original intent of the provision or provisions, the rights and obligations of the parties shall be construed and enforced accordingly, and this Agreement shall remain in full force and effect.

          18.3 CONSTRUCTION. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any other provision hereof. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and the plural.

          18.4 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

          18.5 CUMULATIVE RIGHTS. The rights and remedies provided by this Agreement are cumulative, and the use of any right or remedy by any party shall not preclude or waive its right to use any or all other remedies. These rights and remedies are given in addition to any other rights a party may have by law, statute, in equity or otherwise.

          18.6 RELIANCE. All factual recitals, covenants, agreements, representations and warranties made herein shall be deemed to have been relied on by the parties in entering into this Agreement.

          18.7 NO THIRD PARTY BENEFICIARY. Any agreement herein contained, express or implied, shall be only for the benefit of the undersigned parties and their permitted successors and assigns, and such agreements and assumption shall not inure to the benefit of the obligees of any other party, whomsoever, it being the intention of the undersigned that no one shall be deemed to be a third party beneficiary of this Agreement.


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     This Agreement has been executed on behalf of the parties by their duly authorized officers as of the date first written above.

                                        STRUCTEC SYSTEMS, L.L.C.

                                        STRUCTEC:



                                        By: /s/ GREG MILLER
                                            -------------------------------
                                                Greg Miller, President


                                        MITCHAM:

                                        MITCHAM INDUSTRIES, INC.



                                        By: /s/ BILLY F. MITCHAM, JR.
                                            -------------------------------
                                            Billy F. Mitcham, Jr.,
                                            Chairman of the Board, Chief
                                            Executive Officer and President




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                                   SCHEDULE I

                 STRUCTEC SYSTEMS PRODUCTS/PARTS AND DISCOUNTS

--------------------------------------------------------------------------------------------------------------------
 PRODUCT/PART                                   DESCRIPTION/USE                                         DISCOUNT
--------------------------------------------------------------------------------------------------------------------
SS-2500XL System     StrucTec Polyethylene Buoy System, 1200AH Solar, 25AH Battery, Strobe Light          15.0%
                     Use with RSR/MRX & SERCEL PSU
--------------------------------------------------------------------------------------------------------------------
SS-1500XP System     StrucTec Polyethylene Buoy with 25 AH Battery Pack (no solar power)                  15.0%
                     Use with RSR/MRX & SERCEL PSU
--------------------------------------------------------------------------------------------------------------------
SS-B1500             StrucTec Polyethylene Buoy Only                                                      15.0%
                     Use with RSR/MRX, SERCEL SE6. SS-1500XP Replacement
--------------------------------------------------------------------------------------------------------------------
SS-B2500             StrucTec Polyethylene Buoy                                                           15.0%
                     Use as replacement buoy on SS-2500XL system
--------------------------------------------------------------------------------------------------------------------
SS-M2500             StrucTec 25 AH Battery Assembly with Y Connector Lead                                15.0%
                     Use as replacement or spare on SS-2500 Buoy
--------------------------------------------------------------------------------------------------------------------
SS-SP-4-1200         StrucTec 1200 MA Solar Panel Assembly                                                15.0%
                     Use as replacement for SS-2500 system
--------------------------------------------------------------------------------------------------------------------
SS-SL-1              StrucTec high Intensity Strobe Light                                                 15.0%
                     Use as replacement light on SS-2500-SP
--------------------------------------------------------------------------------------------------------------------
SS-CL-1              StrucTec Quick Discount Stainless V Clamp                                            15.0%
                     Use a replacement clamp on SS-2500XL. SS-1500XP
--------------------------------------------------------------------------------------------------------------------
SS-KW-1              StrucTec Rough Seas Keel Weight                                                      15.0%
                     Use on SS-B1500, SS-CL-1 required
--------------------------------------------------------------------------------------------------------------------
SS-SH-1              StrucTec Nylon Strap Handle complete with Clamp                                      15.0%
                     Use on SS-2500XL, SS-1500XP, SS-M2500 battery
--------------------------------------------------------------------------------------------------------------------
SS-YC-1              StrucTec "Y" Connector with I/O compatible 6 Pin Connector                           15.0%
                     Use on SS-2500XL, SS-1500XP, SS-M2500 battery
--------------------------------------------------------------------------------------------------------------------
SS-6C10              StrucTec 6 pin I/O compatible field service connector                                15.0%
--------------------------------------------------------------------------------------------------------------------
SS-TS-15             StrucTec 15" Heavy Duty Tarp Strap                                                   15.0%
                     Use on all buoys
--------------------------------------------------------------------------------------------------------------------
40AH                 Land Battery Pack (No Solar Panel)                                                   15.0%
--------------------------------------------------------------------------------------------------------------------
4AH                  Land Battery Pack with Solar Panel                                                   15.0%
--------------------------------------------------------------------------------------------------------------------
                     Battery Charger - 12 Station                                                         15.0%
--------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 5.1

                            STRUCTEC WARRANTY TERMS

StrucTec shall provide on all Products and Parts a 12-month limited warranty against defects in workmanship and as to defects in materials and parts as follows:

1. All products are warranted for 1 year from date of purchase to be free of defects in material and workmanship unless specified differently below.

2. The following items are warranted for 6 months from date of purchase to be free of material and workmanship. Strobe lights, and batteries not charged with the StrucTec Systems SC-2000 charger.

3. This warranty applies only to the original purchaser from the manufacturer or its distributors.

4. This warranty shall not apply to any products or parts, which have been subject to accident, negligence, alteration, abuse, misapplication, chemicals, misuse, or discoloration of products due to exposure to sun.

5. StrucTec Systems LLC assumes no liability except for the repair or replacement of parts as specified above. Purchaser to ship defective parts to StrucTec Systems transportation prepaid. Purchaser shall be responsible for freight charges for return of merchandise to purchaser.

                                                                      EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY


Mitcham Canada, Ltd.